Exhibit 99.1

CarGurus Announces Second Quarter 2026 Results

Q2'26 revenue grew 13% YoY to $251.0 million, above the midpoint of our guidance range

Q2'26 GAAP net income from continuing operations of $49.2 million; non-GAAP adjusted EBITDA from continuing operations of $84.7 million, toward the high end of our guidance range

Q2'26 cash flow from operations of $94.6 million; non-GAAP free cash flow of $87.7 million

Repurchased $29.2 million worth of shares in Q2'26, bringing total repurchases since December 2022 to over 30% of shares outstanding

BOSTON, August 6, 2026 - CarGurus, Inc. (Nasdaq: CARG), the No. 1 visited automotive shopping site in the U.S.1, today announced financial results for the second quarter ended June 30, 2026.

“We delivered strong second-quarter results, with 13% year-over-year revenue growth and continued momentum in our International business,” said Jason Trevisan, Chief Executive Officer at CarGurus. “We expanded the use of data and predictive intelligence in dealer workflows through our AI-powered products and solutions. At the same time, this quarter we introduced Guru, our consumer-facing AI layer that advances our broader strategy of becoming a trusted, AI-led expert consumer guide across the full car-shopping journey. Together, our dealer and consumer initiatives have been driving deeper engagement, which we believe strengthens our competitive position and creates durable long-term value for our customers and stockholders.”

Second Quarter Financial Highlights

Below are our financial highlights from continuing operations(1) for the three and six months ended June 30, 2026.

	Three Months Ended		Six Months Ended
	June 30, 2026		June 30, 2026
	Results (in millions)	Variance from Prior Year	Results (in millions)	Variance from Prior Year
Revenue	$251.0	13%	$494.5	14%

Gross Profit (2)	$231.1	12%	$455.7	13%
% Margin	92%	(86) bps	92%	(93) bps

Operating Expenses (2)	$168.1	15%	$352.7	20%

GAAP Net Income from continuing operations (2)	$49.2	0%	$81.4	(11)%
% Margin	20%	(247) bps	16%	(451) bps

Non-GAAP Adjusted EBITDA from continuing operations (3)	$84.7	7%	$165.0	11%
% Margin (3)	34%	(199) bps	33%	(74) bps

Cash and Cash Equivalents at period end (4)	$122.1	(36)%	$122.1	(36)%

(1)
In August 2025 the Board of Directors of CarGurus approved the wind-down of CarOffer, LLC (“CarOffer”), which was completed as of December 31, 2025. We have presented the financial results of CarOffer as discontinued operations in the Unaudited Condensed Consolidated Financial Statements. No assets or liabilities were classified as discontinued operations as of June 30, 2026 or December 31, 2025. No results of operations were classified as discontinued operations for the three and six months ended June 30, 2026. The Unaudited Condensed Consolidated Income Statement for the three and six months ended June 30, 2025, was derived from the Unaudited Condensed Consolidated Income Statement of CarGurus, Inc. as of that date, adjusted for the reclassification of discontinued operations. The Unaudited Condensed Consolidated Statement of Cash Flows as of June 30, 2025, related to discontinued operations has not been separately reclassified and are included within the period referenced.
(2)
During the three months ended June 30, 2026, we recognized $0.5 million of impairment in operating expenses. During the six months ended June 30, 2026, we recognized $20.2 million of impairments, inclusive of $0.5 million in cost of revenue and $19.7 million in operating expenses. During the three and six months ended June 30, 2025, we recognized $0.5 million of impairment in operating expenses.
(3)
For more information regarding our use of non-GAAP Adjusted EBITDA from continuing operations and other non-GAAP financial measures, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.
(4)
Variance represents the change from December 31, 2025.

	Three Months Ended
	June 30, 2026
	Results	Variance from Prior Year
Key Performance Indicators (1)
U.S. Paying Dealers	26,151	3%
International Paying Dealers	8,478	11%
Total Paying Dealers	34,629	5%

U.S. QARSD	$8,134	8%
International QARSD	$2,568	11%
Consolidated QARSD	$6,771	7%
(1)
For more information regarding our use of Key Performance Indicators, please see the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Third Quarter and Full-Year 2026 Guidance

The table below provides CarGurus’ guidance, which is based on recent market trends, industry conditions, and management’s expectations and assumptions as of today.

Third Quarter 2026 Guidance Metrics	Values
Total revenue	$253.5 million to $258.5 million
Non-GAAP Adjusted EBITDA from continuing operations	$82.0 million to $90.0 million
Non-GAAP Earnings per Share from continuing operations	$0.63 to $0.69

Full-Year 2026 Guidance Metrics	Values
Revenue change YoY	10% to 13%
Non-GAAP Adjusted EBITDA from continuing operations margin change YoY	(0.5)% to (1.5)%

Guidance for the third quarter 2026 non-GAAP earnings per share from continuing operations calculations assumes 90.0 million diluted weighted-average common shares outstanding.

The assumptions that are built into guidance for the third quarter and full-year 2026 regarding our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based on recent market trends and industry conditions. Guidance for the third quarter and full-year 2026 excludes macro-level industry issues that result in dealers and consumers materially changing their recent market trends or that cause us to enact measures to assist dealers. Guidance also excludes any potential impact of future foreign currency exchange gains or losses. CarGurus may incur charges, realize gains or losses, or experience other events or circumstances in 2026 that could cause any of these assumptions to change and/or actual results to vary from this guidance.

CarGurus has not reconciled its guidance of non-GAAP Adjusted EBITDA from continuing operations to GAAP net income from continuing operations or non-GAAP earnings per share from continuing operations to GAAP earnings per share from continuing operations because we are unable to accurately predict without unreasonable effort the exact amount or timing of certain reconciling items between such GAAP and non-GAAP financial measures, including, as applicable, depreciation expenses, amortization of intangible assets, non-intangible amortization, stock-based compensation, impairments, other income, net, and income tax effects. The variability of these reconciling items could have a significant impact on our future GAAP reported results.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its second quarter 2026 financial results and business outlook at 5:00 p.m. Eastern Time today, August 6, 2026. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time today, August 6, 2026, until 11:59 p.m. Eastern Time on August 20, 2026, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13759727. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at investors.cargurus.com.

About CarGurus

CarGurus (Nasdaq: CARG) is the leading multinational automotive platform helping consumers and dealers confidently buy and sell vehicles. Founded in 2006 with a mission to bring more trust and transparency to car shopping, CarGurus is the No. 1 visited automotive shopping site in the U.S.1 with the largest selection of inventory and network of dealers.2 CarGurus’ unmatched selection, trusted automotive insights, and data-driven products and solutions support each shopper’s journey — from online research and shopping to in-dealership decisions — to empower them at every step. And, by translating data from billions of monthly site interactions, CarGurus provides dealers a personalized, predictive intelligence platform with software solutions that helps them run their businesses more efficiently and profitably at all stages of inventory acquisition and pricing, marketing, and conversion to sale.

CarGurus operates online marketplaces in the U.S., U.K., and Canada. The company’s network of brands includes PistonHeads, the largest online motoring community in the U.K.3, and Autolist, a U.S.- based online marketplace.

To learn more about CarGurus, visit www.cargurus.com.

1 Similarweb: Traffic and Engagement Report (Cars.com, Autotrader.com, TrueCar.com, CARFAX.com Listings
(defined as CARFAX.com Total Visits minus Vehicle History Reports)), Q2 2026, U.S.

2Compared to Autotrader.com, Cars.com, TrueCar.com, and CARFAX (Joreca as of June 30, 2026)

3Similarweb: Traffic and Engagement Report, Q2 2026, U.K.

CarGurus® and Autolist® are each a registered trademark of CarGurus, Inc., and PistonHeads® is a registered trademark of CarGurus Ireland Limited in the U.K. and the European Union. All other product names, trademarks, and registered trademarks are property of their respective owners.

© 2026 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. Other than statements of historical facts, all statements contained in this press release, including statements regarding our future financial and operating results; our third quarter and full-year 2026 financial and business performance, including guidance; our plans to focus on technology and analytics that will enable smarter sourcing and pricing decisions; our business and growth strategy and our plans to execute on our growth strategy; our ability to grow our business profitably and efficiently; our capital allocation and investment strategy; our plans relating to share repurchases; the attractiveness and value proposition of our current offerings and other product opportunities; the potential of, and expectations for, our current offerings and other product opportunities; our ability to maintain existing and acquire new customers; addressable opportunities; our expectation that we will continue to invest in growth initiatives; our ability to quickly make transformations necessary for our business to achieve long-term goals; and our ability to overcome challenges facing the automotive industry ecosystem, including inventory supply problems, global supply chain challenges, including disruptions to pre-existing supply chains and vendor relations, changes to trade policies or tariff regulations, financial market volatility and disruption, increased interest rates, inflationary concerns, and other macroeconomic issues, including uncertain or volatile economic conditions in the U.S. and abroad, are forward-looking statements. The words “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “guide,” “guidance,” “intend,” “may,” “might,” “plan,” “potential,” “predicts,” “projects,” “seeks,” “should,” “target,” “will,” “would,” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we reasonably believe may affect our business, financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, financial needs, and growth prospects. You should not rely upon forward-looking statements as predictions of future events.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including risks related to our growth and our ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; increased inflation and interest rates, global supply chain challenges, changes in international trade policies, including tariffs, volatile economic conditions, and other macroeconomic issues; the impact of changes in tax law and related guidance and regulations that may be implemented, including on tax rates, our business, and our financial results; the impact of new or improved technologies, including artificial intelligence, on our business, operations, and strategy; changes in our key personnel; natural disasters, epidemics, or pandemics; and our ability to operate in compliance with applicable laws as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the U.S. Securities and Exchange Commission. We operate in a very competitive and rapidly changing environments. New risks and uncertainties emerge from time to time. It is not possible for us to predict all risks and uncertainties that could have an impact on any forward-looking statements we may make. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Investor Contact:

Kirndeep Singh

Vice President, Head of Investor Relations

investors@cargurus.com

Media Contact:

Maggie Meluzio

Director, Public Relations and External Communications

pr@cargurus.com

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of June 30, 2026	As of December 31, 2025
Assets
Current assets
Cash and cash equivalents	$122,136	$190,518
Accounts receivable, net of allowance for doubtful accounts of $850 and $600, respectively	43,745	41,936
Prepaid expenses, prepaid income taxes, and other current assets	21,433	35,259
Deferred contract costs	15,279	15,235
Total current assets	202,593	282,948
Property and equipment, net	129,550	132,952
Intangible assets, net	2,740	3,253
Goodwill	27,933	28,397
Operating lease right-of-use assets	97,960	115,481
Deferred tax assets	76,080	81,201
Deferred contract costs, net of current portion	13,392	13,563
Other non-current assets	4,879	4,102
Total assets	$555,127	$661,897
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$36,063	$29,115
Accrued expenses, accrued income taxes, and other current liabilities	38,652	38,393
Deferred revenue	24,960	23,562
Operating lease liabilities	9,846	9,469
Total current liabilities	109,521	100,539
Operating lease liabilities	175,296	181,364
Deferred tax liabilities	—	442
Other non–current liabilities	5,954	5,354
Total liabilities	290,771	287,699
Stockholders’ equity
Preferred stock, $0.001 par value per share; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 75,571,320 and 80,667,475 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	76	81
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 13,763,613 and 14,216,250 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	14	14
Additional paid-in capital	6,764	10,297
Retained earnings	257,376	362,380
Accumulated other comprehensive income	126	1,426
Total stockholders’ equity	264,356	374,198
Total liabilities and stockholders’ equity	$555,127	$661,897

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue	$250,971	$221,998	$494,526	$434,233
Cost of revenue(1)(2)	19,873	15,677	38,807	30,020
Gross profit	231,098	206,321	455,719	404,213
Operating expenses
Sales and marketing	97,635	82,587	195,119	166,256
Product, technology, and development	38,137	33,725	75,808	68,753
General and administrative	28,209	25,266	54,690	50,051
Impairments	450	499	19,651	499
Depreciation and amortization	3,685	3,695	7,390	7,451
Total operating expenses	168,116	145,772	352,658	293,010
Income from continuing operations	62,982	60,549	103,061	111,203
Other income, net
Interest income	956	2,134	2,627	5,232
Other (expense) income, net	(448)	430	(1,054)	128
Total other income, net	508	2,564	1,573	5,360
Income from continuing operations before income taxes	63,490	63,113	104,634	116,563
Provision for income taxes	14,297	14,124	23,213	25,500
Net income from continuing operations	49,193	48,989	81,421	91,063
Net loss from discontinued operations, net of tax benefits	—	(26,646)	—	(29,675)
Consolidated net income	$49,193	$22,343	$81,421	$61,388
Net income per share attributable to common stockholders
Basic
Continuing operations	$0.55	$0.50	$0.88	$0.90
Consolidated	$0.55	$0.23	$0.88	$0.61
Diluted
Continuing operations	$0.54	$0.49	$0.87	$0.89
Consolidated	$0.54	$0.22	$0.87	$0.60
Weighted-average number of shares of common stock used in computing net income per share attributable to common stockholders
Basic	90,131,442	98,889,893	92,082,411	100,980,676
Diluted	91,076,449	100,184,067	93,075,457	102,614,441
(1)
For the three months ended June 30, 2026 and 2025, and for the six months ended June 30, 2026 and 2025, cost of revenue includes $4.2 million, $2.1 million, $7.7 million, and $4.0 million, respectively, of depreciation and amortization expense.
(2)
For the three months ended June 30, 2026 and 2025, and for the six months ended June 30, 2025, there was no impairment recorded in cost of revenue. For the six months ended June 30, 2026, cost of revenue includes impairment of $0.5 million.

Unaudited Geographical Revenue

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue by Geographic Region
U.S.	$226,272	$202,652	$446,261	$397,880
International	24,699	19,346	48,265	36,353
Total	$250,971	$221,998	$494,526	$434,233

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating Activities
Consolidated net income	$49,193	$22,343	$81,421	$61,388
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	7,929	6,682	15,099	13,236
Currency loss (gain) on foreign denominated transactions	36	(292)	165	(457)
Deferred taxes	3,639	(9,941)	4,693	(13,330)
Provision for doubtful accounts	551	699	1,486	1,123
Stock-based compensation expense	13,358	13,025	26,630	25,925
Amortization of deferred financing costs	129	129	258	258
Amortization of deferred contract costs	5,047	4,004	9,749	7,814
Impairments	450	32,552	20,161	32,552
Changes in operating assets and liabilities
Accounts receivable	249	(847)	(3,410)	2,223
Inventory	—	(20)	—	(373)
Prepaid expenses, prepaid income taxes, and other assets	8,331	2,093	12,997	8,894
Deferred contract costs	(5,304)	(4,685)	(9,716)	(9,429)
Accounts payable	5,353	2,617	6,525	6,692
Accrued expenses, accrued income taxes, and other liabilities	6,900	2,388	(182)	(3,204)
Deferred revenue	307	955	1,411	1,686
Lease obligations	(1,577)	1,417	(2,847)	6,000
Net cash provided by operating activities	94,591	73,119	164,440	140,998
Investing Activities
Purchases of property and equipment	(562)	(1,583)	(953)	(3,823)
Capitalization of website development costs	(6,348)	(6,262)	(12,649)	(11,653)
Net cash used in investing activities	(6,910)	(7,845)	(13,602)	(15,476)
Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	—	10	55	404
Payment of withholding taxes on net share settlements of restricted stock units	(6,987)	(6,345)	(13,596)	(15,330)
Repurchases of common stock	(27,696)	(1,780)	(202,135)	(184,608)
Payment of excise tax for repurchase of common stock	(2,654)	(682)	(2,654)	(682)
Payment of finance lease obligations	(23)	(20)	(43)	(40)
Change in gross advance payments received from third-party transaction processor	—	(243)	—	(281)
Net cash used in financing activities	(37,360)	(9,060)	(218,373)	(200,537)
Impact of foreign currency on cash, cash equivalents, and restricted cash	(234)	1,425	(847)	2,135
Net increase (decrease) in cash, cash equivalents, and restricted cash	50,087	57,639	(68,382)	(72,880)
Cash, cash equivalents, and restricted cash at beginning of period	72,049	175,710	190,518	306,229
Cash, cash equivalents, and restricted cash at end of period	$122,136	$233,349	$122,136	$233,349

Unaudited Reconciliation of GAAP Gross Profit from Continuing Operations to Non-GAAP Gross Profit from Continuing Operations and GAAP Gross Profit Margin from Continuing Operations to Non-GAAP Gross Profit Margin from Continuing Operations

(in thousands, except percentages)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue	$250,971	$221,998	$494,526	$434,233
Cost of revenue	19,873	15,677	38,807	30,020
GAAP gross profit from continuing operations	231,098	206,321	455,719	404,213
Stock-based compensation expense included in cost of revenue	57	72	116	139
Impairments included in cost of revenue	—	—	510	—
Non-GAAP gross profit from continuing operations	$231,155	$206,393	$456,345	$404,352

GAAP gross profit margin from continuing operations	92%	93%	92%	93%
Non-GAAP gross profit margin from continuing operations	92%	93%	92%	93%

Unaudited Reconciliation of GAAP Net Income from Continuing Operations to Non-GAAP Net Income from Continuing Operations and GAAP Net Income from Continuing Operations Per Share Attributable to Common Stockholders to Non-GAAP Net Income from Continuing Operations Per Share Attributable to Common Stockholders

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
GAAP net income from continuing operations	$49,193	$48,989	$81,421	$91,063
Amortization of intangible assets	238	236	477	466
Stock-based compensation expense	13,358	12,517	26,630	24,900
Transaction-related expenses	—	5	—	7
Impairments	450	499	20,161	499
Income tax effects and adjustments	(2,847)	(4,860)	(12,725)	(9,247)
Non-GAAP net income from continuing operations	$60,392	$57,386	$115,964	$107,688
GAAP net income from continuing operations per share attributable to common stockholders
Basic	$0.55	$0.50	$0.88	$0.90
Diluted	$0.54	$0.49	$0.87	$0.89
Non-GAAP net income from continuing operations per share attributable to common stockholders
Basic	$0.67	$0.58	$1.26	$1.07
Diluted	$0.66	$0.57	$1.25	$1.05
Shares used in GAAP and Non-GAAP per share calculations
Basic	90,131	98,890	92,082	100,981
Diluted	91,076	100,184	93,075	102,614

Unaudited Reconciliation of GAAP Net Income from Continuing Operations to Non-GAAP Adjusted EBITDA from Continuing Operations and GAAP Net Income Margin from Continuing Operations to Non-GAAP Adjusted EBITDA Margin from Continuing Operations

(in thousands, except percentages)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
GAAP net income from continuing operations	$49,193	$48,989	$81,421	$91,063
Depreciation and amortization	7,929	5,786	15,099	11,465
Stock-based compensation expense	13,358	12,517	26,630	24,900
Transaction-related expenses	—	5	—	7
Impairments	450	499	20,161	499
Other income, net	(508)	(2,564)	(1,573)	(5,360)
Provision for income taxes	14,297	14,124	23,213	25,500
Non-GAAP adjusted EBITDA from continuing operations	$84,719	$79,356	$164,951	$148,074

GAAP net income margin from continuing operations	20%	22%	16%	21%
Non-GAAP adjusted EBITDA margin from continuing operations	34%	36%	33%	34%

Unaudited Reconciliation of GAAP Expense from Continuing Operations to Non-GAAP Expense from Continuing Operations

(in thousands)

	Three Months Ended June 30, 2026
	GAAP expense	Amortization of intangible assets	Stock-based compensation expense	Transaction-related expenses	Impairments	Non-GAAP expense
Cost of revenue	$19,873	$—	$(57)	$—	$—	$19,816
Sales and marketing	97,635	—	(2,969)	—	—	94,666
Product, technology, and development	38,137	—	(5,535)	—	—	32,602
General and administrative	28,209	—	(4,797)	—	—	23,412
Impairments	450	—	—	—	(450)	—
Depreciation & amortization	3,685	(238)	—	—	—	3,447
Operating expenses from continuing operations(1)	$168,116	$(238)	$(13,301)	$—	$(450)	$154,127
Total cost of revenue and operating expenses from continuing operations	$187,989	$(238)	$(13,358)	$—	$(450)	$173,943

	Three Months Ended June 30, 2025
	GAAP expense	Amortization of intangible assets	Stock-based compensation expense	Transaction-related expenses	Impairments	Non-GAAP expense
Cost of revenue	$15,677	$—	$(72)	$—	$—	$15,605
Sales and marketing	82,587	—	(2,851)	—	—	79,736
Product, technology, and development	33,725	—	(5,467)	(2)	—	28,256
General and administrative	25,266	—	(4,127)	(3)	—	21,136
Impairments	499	—	—	—	(499)	—
Depreciation & amortization	3,695	(236)	—	—	—	3,459
Operating expenses from continuing operations(1)	$145,772	$(236)	$(12,445)	$(5)	$(499)	$132,587
Total cost of revenue and operating expenses from continuing operations	$161,449	$(236)	$(12,517)	$(5)	$(499)	$148,192

	Six Months Ended June 30, 2026
	GAAP expense	Amortization of intangible assets	Stock-based compensation expense	Transaction-related expenses	Impairments	Non-GAAP expense
Cost of revenue	$38,807	$—	$(116)	$—	$(510)	$38,181
Sales and marketing	195,119	—	(5,900)	—	—	189,219
Product, technology, and development	75,808	—	(11,036)	—	—	64,772
General and administrative	54,690	—	(9,578)	—	—	45,112
Impairments	19,651	—	—	—	(19,651)	—
Depreciation & amortization	7,390	(477)	—	—	—	6,913
Operating expenses from continuing operations(1)	$352,658	$(477)	$(26,514)	$—	$(19,651)	$306,016
Total cost of revenue and operating expenses from continuing operations	$391,465	$(477)	$(26,630)	$—	$(20,161)	$344,197

	Six Months Ended June 30, 2025
	GAAP expense	Amortization of intangible assets	Stock-based compensation expense	Transaction-related expenses	Impairments	Non-GAAP expense
Cost of revenue	$30,020	$—	$(139)	$—	$—	$29,881
Sales and marketing	166,256	—	(5,576)	—	—	160,680
Product, technology, and development	68,753	—	(10,969)	(2)	—	57,782
General and administrative	50,051	—	(8,216)	(5)	—	41,830
Impairments	499	—	—	—	(499)	—
Depreciation & amortization	7,451	(466)	—	—	—	6,985
Operating expenses from continuing operations(1)	$293,010	$(466)	$(24,761)	$(7)	$(499)	$267,277
Total cost of revenue and operating expenses from continuing operations	$323,030	$(466)	$(24,900)	$(7)	$(499)	$297,158
(1)
Operating expenses include sales and marketing, product, technology, and development, general and administrative, impairments, and depreciation & amortization.

Unaudited Reconciliation of GAAP Net Cash, Cash Equivalents, and Restricted Cash Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
GAAP net cash, cash equivalents, and restricted cash provided by operating activities	$94,591	$73,119	$164,440	$140,998
Purchases of property and equipment	(562)	(1,583)	(953)	(3,823)
Capitalization of website development costs	(6,348)	(6,262)	(12,649)	(11,653)
Non-GAAP free cash flow	$87,681	$65,274	$150,838	$125,522

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the U.S. ("GAAP"), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis because we are unable to accurately predict without unreasonable effort the exact amount or timing of certain reconciling items between such GAAP and non-GAAP financial measures, including, as applicable, depreciation expenses, amortization of intangible assets, non-intangible amortization, stock-based compensation, transaction-related expenses, impairments, and income tax effects, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We monitor operating measures of certain non-GAAP items including non-GAAP gross profit from continuing operations, non-GAAP gross margin from continuing operations, non-GAAP expense from continuing operations, non-GAAP net income from continuing operations, and non-GAAP net income from continuing operations per share attributable to common stockholders. These non-GAAP financial measures exclude the effect of amortization of intangible assets, stock-based compensation expense, transaction related-expenses, and impairments. Non-GAAP net income from continuing operations and non-GAAP net income from continuing operations per share attributable to common stockholders also exclude certain income tax effects and adjustments. Our calculations of non-GAAP net income from continuing operations per share attributable to common stockholders utilize applicable GAAP share counts as included in the accompanying financial statement tables included in this press release. In addition, we evaluate our non-GAAP gross profit from continuing operations in relation to our revenue. We refer to this as non-GAAP gross profit margin from continuing operations and define it as non-GAAP gross profit from continuing operations divided by total revenue. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

We define non-GAAP Adjusted EBITDA from continuing operations as net income from continuing operations adjusted to exclude: depreciation and amortization, stock‑based compensation expense, transaction-related expenses, impairments, other income, net, and provision for income taxes. In addition, we evaluate our non-GAAP Adjusted EBITDA from continuing operations in relation to our revenue. We refer to this as non-GAAP Adjusted EBITDA margin from continuing operations and define it as non-GAAP Adjusted EBITDA from continuing operations divided by total revenue.

We have presented non-GAAP Adjusted EBITDA from continuing operations and non-GAAP Adjusted EBITDA margin from continuing operations because they are key measures used by our management and Board of Directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. We believe non-GAAP Adjusted EBITDA from continuing operations helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude. Accordingly, we believe that non-GAAP Adjusted EBITDA from continuing operations provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision making.

We define non-GAAP Free Cash Flow as cash flow from operations adjusted to include: purchases of property and equipment and capitalization of website development costs. We have presented non-GAAP Free Cash Flow because it is a measure of our financial performance that represents the cash that we are able to generate after expenditures required to maintain or expand our asset base.

We define a paying dealer as a dealer account with an active, paid subscription at the end of a defined period. The number of paying dealers we have is important to us and we believe it provides valuable information to investors because it is indicative of the value proposition of our products, as well as our sales and marketing success and opportunity, including our ability to retain paying dealers and develop new dealer relationships.

We define Quarterly Average Revenue per Subscribing Dealer (“QARSD”), which is measured at the end of a fiscal quarter, as the revenue primarily from subscription products during that trailing quarter divided by the average number of paying dealers during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two. This information is important to us, and we believe it provides useful information to investors, because we believe that our ability to grow QARSD is an indicator of the value proposition of our products and the return on investment that our paying dealers realize from our products. In addition, increases in QARSD, which we believe reflect the value of exposure to our engaged audience in relation to subscription cost, are driven in part by our ability to grow the volume of connections to our users and the quality of those connections, which result in increased opportunity to upsell package levels and cross-sell additional products to our paying dealers.